UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WLTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Willis Towers Watson Public Limited Company, a corporation organized under the laws of Ireland (the “Company”), approved, and the Board ratified, changes to the short-term incentive compensation program (“STI Program”) and the long-term incentive compensation program (the “LTI Program” and together with the STI Program, the “Incentive Programs”) for the Company’s executive officers for 2022. These changes are intended to support a unified, team mindset as the Company aims to advance its new business strategy.

On February 22, 2022, the Compensation Committee also approved, and the Board ratified, certain amendments to the Willis Towers Watson Public Limited Company Severance and Change in Control Pay Plan for U.S. Executives (as amended, the “U.S. Executive Severance Plan”) and the Willis Towers Watson Public Limited Company Severance and Change in Control Pay Plan for Non-U.S. Executives (as amended, the “Non-U.S. Executive Severance Plan” and, together with the U.S. Executive Severance Plan, the “Severance Plans”), each of which was previously approved by the Board on March 8, 2020, and amended on June 5, 2020.

The key updates to the 2022 Incentive Programs and the amendments to the Severance Plans are summarized below.

Short-Term Incentive Program

Under the 2022 STI Program, executive officers will continue to receive an annual target award expressed as a percentage of such person’s base salary. The awards will be weighted 66.7% upon enterprise financial performance and 33.3% upon individual performance. The enterprise financial performance component will be based half on adjusted net revenue and half on adjusted operating income, while the individual performance component will be based half on a qualitative assessment tied to applicable segment, geography or function financial performance, and half on individual objectives and contributions to shared key enterprise operational initiatives, including inclusion and diversity, colleague engagement, transformation and innovation.

Payouts under the 2022 STI Program will be measured based upon the achievement of adjusted net revenue and adjusted operating income targets aligned with the Company’s annual budget, which will range from 50% of target for threshold performance to 200% of target for maximum performance. The attainment levels for the enterprise financial performance component will continue to be determined based on the same metrics and the resulting performance percent will be the same percentage of target that the broad-based bonus pool for employees is funded.

The Compensation Committee retains discretion on the overall 2022 STI Program payout for executive officers based on their assessment of Company performance and the broad-based employee short-term incentive enterprise funding.

Long-Term Incentive Program

For the 2022 LTI Program, the Compensation Committee has introduced time-based restricted share units (“RSUs”), which will be awarded to executive officers along with performance-based restricted share units (“PSUs”) to support retention as the Company executes the Grow, Simplify, Transform strategy and further align the Company’s LTI Program with common market practice. Accordingly, under the 2022 LTI Program, in order to align share-based awards with the Company’s three-year performance targets, the equity awards to executive officers are comprised of 75% PSUs that cliff vest at the end of the three-year performance period, subject to the satisfaction of the applicable performance goals under the award agreement, and 25% RSUs that vest in equal installments over three years. The PSUs granted under the 2022 LTI Program will vest based on performance relative to the achievement of growth targets at the end of fiscal year 2024, which will be based 50% on adjusted operating margin, 30% on adjusted net revenue and 20% on adjusted earnings per share metrics, consistent with the Company’s three-year financial targets, as outlined in the Company’s 2021 Investor Day presentation. Both PSUs and RSUs will accrue dividends that will be paid only on vested shares. This LTI design will be the same for the broad-based 2022 LTI Program.

The Forms of 2022 LTI award agreements for the executive officers are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Severance Plans

The Severance Plans provide for the payment of severance benefits if a participant’s employment is involuntarily terminated without “cause” (and other than due to the participant’s death or permanent disability) (an “Involuntary Termination”) and also if a participant resigns for “good reason” in connection with a “change in control” (an Involuntary Termination or resignation for good reason in connection with a change in control, a “Qualifying Termination”). The amendments to the U.S. Executive Severance Plan primarily changed amounts payable to Carl Hess, the Company’s new Chief Executive Officer as of January 1, 2022, under the U.S. Executive Severance Plan. Specifically, following an Involuntary Termination (as defined under the U.S. Executive Severance Plan) prior to the six-month period preceding a “change in control” or after the 24-month period following a “change in control,” Mr. Hess would be eligible to receive two times his base salary plus target short-term incentive bonus payable in monthly cash installments during a 24-month period. Following a Qualifying Termination (as defined under the U.S. Executive Severance Plan) during the period commencing six months prior to a “change in control” and ending 24 months following a “change in control,” Mr. Hess would be eligible to receive a lump sum cash payment equal to 36 months’ of base salary plus three times target short-term incentive bonus and a pro rata portion of the annual short-term incentive award payable for the year of termination based on the period he is employed during the year. In either case, Mr. Hess is also entitled to payment of the cost of COBRA premiums for the continuation of group healthcare coverage for up to 24 months following termination

Certain other clarifying changes were also made to the Severance Plans relating to eligibility, updated Company policies, the Company continuing on a standalone basis and also to require that participants in the Severance Plans execute and deliver a general release of liability in favor of Company.

The foregoing descriptions of the Severance Plans provide a summary of updated terms and are subject to and qualified in their entirety by the terms of the full text of the U.S. Executive Severance Plan and the Non-U.S. Severance Plan, copies of which are attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Payment of 2021 STI Award to Mr. John Haley (Company’s Former Chief Executive Officer)

The Company previously reported that the Committee approved, and Board ratified, the payment of a 2021 STI award to Mr. Haley on December 31, 2021 (his departure date from the Company) based on forecasted enterprise financial results and individual achievement. At the time, the Company further reported that if actual results exceeded estimated results for the applicable period, Mr. Haley would subsequently be paid any remainder due under his STI Award and if actual results for the full year were lower than forecasted, Mr. Haley would repay any surplus. Based on actual results, the Company will pay Mr. Haley an additional $202,410.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of 2022 Executive Officer LTI Award Agreement (RSUs).

10.2	Form of 2022 Executive Officer LTI Award Agreement (PSUs).

10.3	Willis Towers Watson Severance and Change in Control Pay Plan for U.S. Executives, dated as of February 22, 2022.

10.4	Willis Towers Watson Severance and Change in Control Pay Plan for Non-U.S. Executives, dated as of February 22, 2022.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2022	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel